EXHIBIT 99.1

RESOLUTION

PERFORMANCE PRODUCTS

1600 Smith Street, 24thFloor

Houston, TX 77002

Tel 832-366-2300 • Fax 832-366-2584

FOR IMMEDIATE RELEASE

Contact:     J. Travis Spoede

Chief Financial Officer

 832-366-2421

RESOLUTION PERFORMANCE PRODUCTS LLC AND RPP CAPITAL

CORPORATION TO OFFER $175 MILLION OF SENIOR SECOND SECURED NOTES

HOUSTON, April 1, 2003 - Resolution Performance Products LLC (“RPP”) announced today that it intends to offer, together with RPP Capital Corporation, its wholly-owned subsidiary, as co-issuer, $175 million aggregate principal amount of Senior Second Secured Notes Due 2010 (the “Notes”). The net proceeds from the offering of the Notes are intended to be used to repay borrowings under RPP’s credit agreement, which has been amended effective upon completion of the offering, and for general corporate purposes, including working capital.

The offering of the Notes will not be registered under the Securities Act of 1933, as amended, and the Notes may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

Certain statements in this press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, without limitation, RPP’s intention to repay borrowings under the credit agreement. These statements are based on RPP’s current expectations and involve risks and uncertainties that could cause RPP’s actual results to differ materially from those set forth in the statements. RPP can give no assurance that such expectations will prove to be correct. Factors that could cause RPP’s results to differ materially from current expectations include: general economic and business conditions, industry trends, raw material costs and availability, changes in demand for its products, actions of its competitors and the additional factors and risks contained in RPP’s registration statement on Form S-4 declared effective on February 14, 2003 and Form 10-K for the year ended December 31, 2002. In addition, difficulties or delays in consummating the sale of the Notes, the proceeds of which will be used to repay borrowings under the credit agreement, as well as other difficulties in effecting such repayment of borrowings or amending the credit agreement, could cause RPP’s results to differ materially from current expectations.

[LOGO OF RESOLUTION]

PERFORMANCE PRODUCTS